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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported) - January 21, 2005


                                    TXU CORP.
             (Exact name of registrant as specified in its charter)


              TEXAS                    1-12833                   75-2669310

  (State or other jurisdiction       (Commission File         (I.R.S. Employer
        of incorporation)              Number)              Identification No.)

            Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411 (Address of principal executive offices, including zip code)


       Registrant's telephone number, including Area Code - (214) 812-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 27, 2005, TXU Corp. (the "Company") announced a comprehensive settlement agreement (the "Europe Agreement") resolving potential claims relating to TXU Europe Ltd. and its affiliates and major creditor groups. The Europe Agreement, under which TXU Corp. denies any liability, consists of a one-time payment to TXU Europe Ltd. of $220 million, which will be distributed to creditors. The settlement agreement is contingent upon creditor approval and the formal delivery to TXU Corp. of releases from existing or potential claims. A majority of creditors have already confirmed their approval. The process is expected to be completed in the second quarter of 2005. The press release announcing the Europe Agreement is filed herewith as Exhibit 99.1.

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On January 21, 2005, the Company issued a press release announcing that it had reached agreement with certain of its directors' and officers' insurance carriers for the payment of $66 million under the Shareholder Agreement (see
Item 8.01 below) and that the Company's expense accrual of $100 million ($65 million after tax) recorded in the second quarter of 2004 would be reduced by $16 million ($10 million after tax) in the fourth quarter of 2004. The press release is filed herewith as Exhibit 99.2.

On January 27, 2005, the Company issued a press release announcing that as a result of the one-time payment under the Europe Agreement, a charge of approximately $220 million ($143 million after-tax) would be reflected in the Company's results from discontinued operations in the fourth quarter of 2004. The press release is filed herewith as Exhibit 99.1.

ITEM 8.01.  OTHER EVENTS.

On January 21, 2005, the Company announced a comprehensive settlement (the "Shareholder Settlement") regarding the consolidated amended securities class action lawsuit initially filed against the company in October 2002. The Shareholder Settlement, pursuant to which TXU Corp. denies any liability, includes a one-time payment of $150 million to the class members, which are purchasers of Company securities between April 26, 2001 and October 11, 2002, and, subject to Board of Directors approval, the adoption of certain corporate governance initiatives. The parties are finalizing a definitive agreement that will be subject to various conditions, including preliminary court approval, notice to the class, and final court approval and judgment. The press release announcing the Shareholder Settlement is filed herewith as Exhibit 99.2

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

Exhibit No.         Description
-----------         -----------
99.1                Press release of TXU Corp., announcing the settlement of
                    TXU Europe administrator claims, dated January 27, 2005
99.2                Press release of TXU Corp., announcing the settlement of
                    shareholder litigation claims, dated January 21, 2005



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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the following registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          TXU CORP.



                                          By:     Stanley J. Szlauderbach
                                              ----------------------------
                                          Name:   Stanley J. Szlauderbach
                                          Title:  Senior Vice President
                                                  and Controller




Dated:  January 27, 2005








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